Exhibit 10.29

FOUNDERS TOWER OFFICE LEASE

THIS OFFICE LEASE AGREEMENT (this “Lease”) is made as of the 18th day of November, 2002, and is by and between HEBRON COMMUNICATIONS CORPORATION, a Florida Corporation whose notice address is 5900 N. Mosteller Drive, Suite 1150, Oklahoma City, Oklahoma 73112 (“Landlord”) and Amerivision Communications Inc. an Oklahoma Corporation whose notice address is 5900 Mosteller Drive. Suite 1600. Oklahoma City. Oklahoma 73112 (“Tenant”). Capitalized terms used herein are either defined in the text of this Lease, in Article 1 below (which contains certain definitions used herein and the basic economic terms of this Lease), or in the Exhibits attached hereto.

RECITALS:

A.              Landlord is the owner of the Building commonly known as the “Founders Tower” (herein the “Building”) located at 5900 N. Mosteller Drive in Oklahoma City, Oklahoma.

B.               Landlord desires to lease to Tenant and Tenant desires to lease from Landlord, the Premises, as hereinafter defined, on the terms and conditions stated in this Lease.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

Article 1

DEFINITIONS

1.1             Lease; Landlord. The term “Lease” and such terms as “herein,” “hereof,” “hereby,” “hereunder,” “hereto” and the like will mean this Office Lease Agreement, together with all exhibits and schedules now or hereafter attached hereto, and all modifications, amendments, extensions and renewals of this Office Lease Agreement. The term “Landlord” shall be deemed to include, as applicable, any successor in interest to Founders Tower as owner of the Building.

1.2             Definition of Basic Lease Terms. When used in this Lease, the following terms shall have the meanings set forth below, unless the context of this Lease clearly requires otherwise.

“Actual Expense Increase”: The amount by which Operating Expenses in any particular calendar year exceed Operating Expenses incurred in the Base Expense Year.

“Additional Rent”: All sums payable by Tenant under or pursuant to this Lease, whether to Landlord or others, other than Base Rent.

“Base Expense Year”: Shall mean the calendar year 2003.

“Base Rent”: The sum of $10,935.75 per month or $131,229.00 per year, plus any additional amounts payable with respect to any partial month at the beginning of the Term, as provided in Section 4.1 below.

“Commencement Date”: The date determined pursuant to Article 3 of this Lease.

“Common Areas”: Those areas in the Building consisting of corridors, elevator foyers, restrooms, plaza areas and other similar facilities provided for the common use and benefit of the tenants of the Building or patrons thereof.

“Estimated Expense Increase”: Landlord’s estimate of the amount by which Operating Expenses for any particular calendar year will exceed Operating Expenses for the Base Expense Year.

“Expiration Date”:    December 31. 2004

“Guarantor(s)”: Not applicable.

“Legal Requirements”: All federal state, and local laws (whether imposed by statute, ordinance, regulation, administrative or judicial order, any other governmental authority, or common law), rules and regulations of utility companies, and all restrictive covenants and Rules and Regulations now or hereafter in effect which are applicable to the construction, modification, use or occupancy of the Premises, Building and areas adjacent and appurtenant thereto, including, without limitation, zoning ordinances, development and subdivision regulations, building (including the Americans With Disabilities Act), fire and safety codes, parking and traffic regulations, and environmental requirements.

“Normal Business Hours”: 7:30 a.m. to 6:30 p.m. Monday through Friday, and 8:00 a.m. to 1:00 p.m. Saturday, legal holidays excepted.

“Operating Expenses”: See definition attached as Exhibit B hereto.

“Permitted Use”: General office use.

“Premises”: The tenant space located in the Building and known as Suite/Suites Floors 13 and 16 and depicted on Exhibit A hereto.

“Rent”: All Base Rent and Additional Rent.

“Rentable Area of the Building”: 175,277 square feet.

“Rules and Regulations”: The rules and regulations relating to the use and occupancy of the Premises and the Common Areas as set forth on Exhibit E attached hereto and as the same may be amended from time to time by Landlord.

“Scheduled Commencement Date”:  January 1. 2003.

“Security Deposit”:    $10,000 deposited with lease dated January 1, 2000.

“Tenant’s Pro-Rata Share”:  7.13%.

“Term”: The period beginning on the Commencement Date and ending on the Expiration Date, or any earlier date on which the Term is terminated pursuant to the terms of this Lease.

Article 2

LEASE OF PREMISES

2.1             Lease.  In consideration of the payment of Rent and the performance of the covenants and agreements by Tenant hereinafter set forth, Landlord hereby leases and demises to Tenant the Premises, together with the non-exclusive right, subject to the provisions hereof, to use all appurtenances thereto, including the Building Common Areas and parking facilities designated from time to time by Landlord for the exclusive or non-exclusive use of the tenants of the Building.

2.2             Quiet Enjoyment. So long as Tenant is not in default under this Lease, Tenant shall be entitled to the quiet enjoyment and peaceful possession of the Premises, subject to the terms and provisions of the Lease, including, without limitation, the Rules and Regulations.

Article 3

TERM

3.1                                        Term. This Lease shall be effective as of the date first written above.  The Term shall end without notice on the Expiration Date.

3.2             Surrender; Holding Over.  Upon the expiration or other termination of the Term, Tenant shall promptly quit the Premises and surrender the same to Landlord in good order and condition, ordinary wear and tear and loss by fire or other casualty excepted, unless due to the negligence of Tenant, and Tenant shall remove all of its movable furniture, trade fixtures and other personal property. The parties agree that their respective rights and obligations regarding goods, furniture, furnishings, trade fixtures and any other personal property belonging to Tenant which is left in the Premises at the end of the Term will be governed by the provisions of Section 52 of Title 41 of the Oklahoma Statutes, as the same may be amended from time to time. If Tenant remains in possession of the Premises after the expiration of the Term and continues to pay Rent, and Landlord accepts such Rent, without any express written agreement as to such holding over, then such holding over shall be deemed to be a tenancy from month-to-month, subject to all the terms and conditions hereof on the part of Tenant to be observed and performed and at a monthly Base Rent equivalent to two hundred percent (200%) of the monthly Base Rent payable by Tenant immediately prior to such expiration, plus all other Additional Rent payable hereunder. All such Rent shall be payable in advance on the same day of each calendar month. Nothing contained herein shall be construed as obligating Landlord to accept any rental tendered by Tenant after the expiration of the Term or to relieve Tenant of its obligation as set forth above to surrender the Premises at the end of the Term and any holdover without Landlord’s consent shall be deemed a default hereunder entitling Landlord to all of its rights and remedies set forth in Article 15 below, including, without limitation, its right to recover consequential damages resulting from said holdover.

3.3             Right of Entry. After reasonable prior notice to the Tenant, Landlord may enter the Premises to exhibit the Premises to prospective tenants, purchaser or mortgagee.

Article 4

RENT

4.1             Base Rent. Tenant agrees to pay Landlord the applicable Base Rent specified in Section 1.2 above.  All Base Rent shall be paid in advance commencing on the Commencement Date and on the first (1st) day of each calendar month thereafter during the Term. If the Commencement Date is on other than the first day of a calendar month, the first installment of Base Rent shall be prorated based on the number of days from the Commencement Date to the first day of the next succeeding calendar month, based upon a 30-day month.

4.2             Additional Rent. In addition to Base Rent, Tenant agrees to pay the various items of Additional Rent at the times required under this Lease, including specifically increases in Operating Expenses as referenced in Article 7 below.

4.3             Delinquent Rent.  If any Base Rent is not paid within five (5) days of the day on which it becomes due (i.e. the first of each month), Landlord may collect a late charge in an amount equal to ten percent (10%) of the delinquent sum. Late charges shall be considered Additional Rent and failure to pay the same shall be considered a default hereunder. Any Rent which remains unpaid for more than thirty (30) days following its due date shall bear interest from the date due until paid at the rate of eighteen percent (18%) per annum (the ‘Default Rate”) based on a 360-day year. Payment of such late charges and/or interest shall, at Landlord’s option, be a condition precedent to curing any default hereunder. Landlord’s acceptance of subsequent installments of Rent without having received any accrued late charges or interest will not waive Landlord’s right to collect such late charges and interest at any’ time thereafter, including if applicable, at the expiration or sooner termination of the Term.

4.4             Payments Under Lease.  Except as otherwise specifically provided in this Lease, Tenant agrees to pay all Rent provided for herein without demand. The obligation of the Tenant to pay Rent under this Lease is an independent covenant and no act or circumstance whatsoever (whether constituting a default by Landlord or not) will release Tenant from the obligation to pay Rent timely or give rise to any deduction from or setoff against Rent payable hereunder.

Article 5

TENANT IMPROVEMENTS

5.1             Construction and Installation of the Tenant Improyements. The construction and installation of tenant improvements shall be governed by the Work Letter, if any, attached to this Lease as Exhibit D.  Except as may be specifically set forth in any such Work Letter, Landlord shall have no obligation for the construction and installation of tenant improvements or the completion or remodeling of the Premises. Tenant agrees to accept the Premises in their “as is” condition after completion of any portion of the work to be performed by Landlord. If Landlord is delayed in delivering the Premises to Tenant due to the failure of a prior occupant to vacate or remove its property from the same, then Landlord’s obligation to commence its portion of its work if any, shall be delayed by a like period of time. The postponement of Tenant’s obligation to pay Rent and other sums hereunder shall be in full settlement of all claims which Tenant may otherwise have by reason of such delay of delivery.

5.2             Acceptance of Premises. Except as provided in the Work Letter, taking possession of the Premises by’ Tenant shall be conclusive evidence as against Tenant that the Premises were in the condition agreed upon between Landlord and Tenant and acknowledgment of satisfactory completion of any’ work to be performed by Landlord.

Article 6

USE OF PREMISES

6.1             Character of Occupancy.  Tenant covenants and agrees to occupy the Premises for the Permitted Use and for no other purpose, unless Landlord otherwise consents in writing, which consent may be withheld in Landlord’s sole discretion. Tenant agrees to use the Premises consistent with the Rules and Regulations and in a careful, safe, and proper manner and to pay, on demand, for any damage to the Premises caused by misuse or abuse thereof by Tenant. Tenant’s agents or employees, or by any other person entering upon the Premises under express or implied invitation of Tenant. Tenant agrees not to use the Premises in a manner which would create a nuisance or which would disturb the other tenants of the Building.

6.2             Compliance With Legal Requirements. Tenant, at Tenant’s expense, shall comply with all Legal Requirements now in effect, or which may hereafter be in effect, which shall impose any duty upon Landlord or
Tenant with respect to the occupation or alteration of the Premises. For instance, as between Landlord and Tenant, Tenant shall bear responsibility for the compliance of the Premises with the Americans With Disabilities Act. The foregoing responsibilities shall be limited, however, to compliance required by the unique character of any alterations undertaken by Tenant or by the unique character of Tenant’s use (i.e., which distinguishes the same from ordinary office usage). Consequently, to the extent Legal Requirements are imposed on office usage in general, the cost of such compliance will be paid by Landlord.  To the extent Legal Requirements are imposed solely by reason of the unique character of Tenant’s alterations, as described above, the cost of compliance will be paid by Tenant.

6.3             No Waste; Compliance With Insurance and Environmental Requirements.

Tenant shall not commit waste or suffer or permit waste to be committed or permit any nuisance on or in the Premises. Tenant agrees that it will not store, keep, use, sell, dispose of or offer for sale in, upon or from the Premises any article or substance which may be prohibited by any insurance policy in force from time to time covering the Building, nor shall Tenant keep, store, dispose of, or produce on, in or from the Premises or the Building any substance which may be deemed a hazardous substance under any Legal Requirement as may be promulgated or amended from time to time. Tenant agrees to indemnify and hold harmless Landlord against any cost, loss, claim or expense, including reasonable attorneys’ fees and expenses, suffered by Landlord as a result of Tenant’s breach of any covenant set forth in this Article 6.

6.4             Rules and Regulations. The Rules and Regulations set forth on Exhibit E attached hereto shall be and are hereby made a part of this Lease. Tenant agrees that Tenant’s employees and agents or any others permitted by Tenant to occupy or enter the Premises will at all times abide by said Rules and Regulations. A breach of any of such Rules or Regulations shall be deemed a default under this Lease. Landlord agrees to apply the Rules and Regulations in a non-discriminatory manner towards all tenants of the Building. Landlord in its sole discretion may reasonably amend the Rules and Regulations upon thirty days written notice.

Article 7

OPERATING EXPENSES

7.1             Payment of Tenant’s Pro-Rata Share of Operating Expenses.

(a)           Tenant agrees to pay its Pro Rata Share of Operating Expenses to the extent that Operating Expenses in any particular year exceed Operating Expenses incurred in the Base Expense Year. The payment of Tenant’s Pro Rata Share of Operating Expenses pursuant to the provisions of this Article shall be made as follows: Beginning with the first rental payment due in the calendar year following the Commencement Date and continuing each month until the first comparative statement is submitted to Tenant (and continuing each succeeding year), Tenant shall pay Landlord, as additional rent, an amount equal to one-twelfth of Tenant’s Pro-Rata Share of the Estimated Expense Increase. In the event that a comparative statement evidences that the Actual Expense Increase was greater than the Estimated Expense Increase, then Tenant shall pay Landlord the amount of such excess as Additional Rent with the next monthly installment of Base Rent. In the event that a comparative statement shall show that the Actual Expense Increase amount was less than the Estimated Expense Increase amount, then Tenant shall receive a credit for such amount from Landlord to the extent that Tenant has paid the Estimated Expense Increase amount pursuant to this Paragraph.

(b)           Landlord’s and Tenant’s responsibilities with respect to the Operating Expense adjustment described herein shall survive the expiration or early termination of this Lease. If Tenant shall dispute the amount of an adjustment submitted by Landlord or any proposed estimated increase or decrease in the Estimated Operating Expenses, or comparative statement, Tenant shall give Landlord written notice of such dispute within thirty (30) days after Landlord advises of such comparative statement, adjustment or proposed increase or decrease.  If Tenant does not give Landlord such notice within such time, Tenant shall have waived its right to dispute the amounts so determined.  If Tenant timely objects, Tenant shall have the right, at its own expense, to engage its own accountants for the purpose of verifying the accuracy of the statement complained of or the reasonableness of the estimated increase or decrease.  If Tenant identifies an error has been made that is 3% or more in excess of the Additional Rent due, Landlord and Tenant shall endeavor to agree upon the matter, failing which the parties shall submit such matter to an independent certified public accountant selected by Landlord and reasonably acceptable to Tenant, for a determination which shall be final, conclusive and binding upon Landlord and Tenant. Notwithstanding the pendency of any dispute over any particular statement, Tenant shall continue to pay Landlord the amount of the monthly installments of Tenant’s Pro Rata Share of Operating Expenses determined by Landlord until the adjustment has been determined to be incorrect.  If it shall be determined that any portion of the Operating Expenses were not properly chargeable to Tenant, then Landlord shall promptly credit or refund the appropriate sum to Tenant and, if Landlord’s statement for any year exceeds the amount actually due by more than 3% Landlord shall pay for the independent certified public accountant’s determination, otherwise Tenant shall pay for the independent certified public accountant’s determination.

(c)           If during any calendar year, including the Base Expense Year of this Lease and any subsequent calendar years, during any part of which this lease shall be in effect there is any Building vacancy; Operating Expenses shall be adjusted at the end of the year as though the Building had 5% vacancy/95% occupancy during such year.

Article 8

LANDLORD SERVICES; MAINTENANCE

8.1             Services Provided By Landlord. Subject to the provisions of Section 8.3 below, Landlord, without charge, except as provided herein, and in accordance with standards from time to time prevailing for the Building, agrees to:

(a)                 furnish cold running water at those points of supply for general use of tenants of the Building;

(b)                 furnish to public areas of the Building heated or cooled air (as applicable), lighting, electrical current (120 Volt 20 amp), janitorial services, and maintenance to the extent Landlord reasonably deems necessary;

(c)                 furnish, during Normal Business Hours, such heated or cooled air to the Premises as may, in the good faith judgment of Landlord, be reasonably required for the comfortable use and occupancy of the Premises, provided that the reasonable recommendations of Landlord’s engineer regarding occupancy and use of the Premises are complied with by Tenant and, with respect to cooled air, provided the same is used only for standard office use;

(d)                 list on existing lobby and Leased Premises floor directories in the Common Areas. Tenant’s name and suite number;

(e)         furnish janitorial service, as contracted for by Landlord, five (5) days per week, exclusive of normal holidays; provided, however, if Tenant’s flooring, other improvements or furniture upholstery’ require special treatment, Tenant shall pay to Landlord the additional cleaning cost attributable thereto upon presentation of a statement therefor by Landlord;

(f)                 furnish standard building grade fluorescent bulb replacement in the Premises necessary to maintain the lighting provided as a part of standard building improvements; provided, however. Tenant shall be responsible for lighting bulb/tube replacement in special, non-standard fixtures and/or equipment:

(g)                 provide one annual exterior window washing; and

(h)                 keep Common Areas & exterior of the Building in a neat & orderly condition.

8.2              Interruption of Services. Tenant agrees that Landlord shall not be liable for failure to supply any such heating, air conditioning, electrical, exterior window washing, janitorial service, lighting or other services, or to supply such services during any period Landlord is required to reduce or curtail such services pursuant to any applicable Legal Requirement, including regulations of any utility now or hereafter in force or effect.  It is understood that Landlord may discontinue, reduce, or curtail such services, or any of them (either temporarily or permanently), at such times as it may be necessary by reason of accident, repairs, alterations, improvements, strikes, lockouts, riots, acts of terrorism, acts of God, application of applicable Legal Requirements or due to any other happening beyond the reasonable control of Landlord. In the event of any interruption, reduction, or discontinuance of Landlord’s services (either temporary or permanent), Landlord shall not be liable for damages to person or property as a result thereof nor shall the occurrence of any such event in any way be construed as an eviction of Tenant; or cause or permit an abatement, reduction or setoff of rent; or operate to release Tenant from any of Tenant’s obligations hereunder.

8.3             Notification of Accidents or Defects.  Tenant agrees tonotify promptly the Landlord or its representative of any accidents or defects in the Building of which Tenant becomes aware including defects in pipes, electric wiring, and HVAC equipment. In addition, Tenant shall provide Landlord with prompt notification of any matter or condition, which may cause injury or damage to the Building, Common Areas or any person or property therein.

8.4             Maintenance and Improvements.  Unless otherwise expressly provided herein. Landlord shall not be required to make any improvements or repairs of any kind or character including plumbing which exclusively serves the Leased Premises, to the Premises during the Term, except: (a) such repairs to HVAC, mechanical, plumbing, life safety and electrical systems in the Premises (to the extent such systems are building standard) as may be deemed necessary by Landlord for normal maintenance operations of the Building; and (b) upkeep, maintenance, and repairs to all Common Areas so long as the need for any such repair is not the result of Tenant’s negligence.

8.5             Landlord’s Re-entry; Alterations. Tenant covenants and agrees to permit Landlord upon reasonable notice, and at any time in the event of an emergency, to enter the Premises to examine and inspect the same or, if Landlord so elects, to perform any obligations of Tenant hereunder, at the expense of Tenant, which Tenant shall fail to perform or to perform such cleaning, maintenance, janitorial services, repairs, additions, or alterations as Landlord may deem necessary or proper for the safety, improvement, or preservation of the Premises or of other portions of the Building or as may be required by any governmental authorities through any Legal Requirement. Any such re-entry shall not constitute an eviction or entitle Tenant to abatement of Rent. Furthermore, Landlord shall at all times have the right at Landlord’s election to make such alterations or changes in other portions of the Building as Landlord may from time to time deem necessary.

8.6             Repairs.  In the event of the need for any repair which is the responsibility of the Landlord herein. Tenant may notify Landlord in writing of such needed repair and Landlord shall undertake reasonable efforts to make such repair within fifteen (15) days from the date of such notice.  If and to the extent the need for such repair renders any portion of the Premises unusable for normal office usage then, from and after 15 days from the date of such notice to Landlord, no Rent shall be payable with respect to such unusable space until such repair has been completed.

Article 9

SECURITY DEPOSIT

9.1             Payment and Application of Security Deposit.  Concurrently with the execution of this Lease, Tenant agrees to deposit with Landlord and keep on deposit at all times during the Term, the Security Deposit described in Section 1.2, as security for the payment by Tenant of all Rent and for the faithful performance of all the terms, conditions, and covenants of this Lease. If, at any time during the Term, an Event of Default shall have occurred under this Lease, Landlord shall have the right to use the Security Deposit, or so much thereof as necessary, in payment of any Rent, in reimbursement of any expense incurred by Landlord, and in payment of any damages incurred by Landlord by reason of Tenant’s default.  In such event, Tenant shall, within five (5) days after written demand by Landlord, remit to Landlord a sufficient amount in cash to restore the Security Deposit to its original amount. At the end of the Term, and provided all covenants and agreements of this Lease have been fully performed, Landlord shall refund to Tenant or to whomever is then the holder of Tenant’s interest in this Lease, any unused portion of the Security Deposit, without interest. Landlord shall have the right to commingle the Security Deposit with other funds of Landlord.  If Landlord’s interest in the Building or Premises is sold or transferred after the date of this Lease, Landlord agrees to deliver the Security Deposit to the purchaser or transferee and obtain the purchaser’s or transferee’s assumption of the Landlord’s obligation hereunder, and thereupon, Landlord shall be discharged from further liability with respect to the Security Deposit.  Tenant agrees that if a mortgagee succeeds to Landlord’s interest in the Premises by reason of foreclosure or deed in lieu of foreclosure, Tenant shall have no claim against said mortgagee for the Security Deposit, or any portion thereof, unless such mortgagee has actually received (and acknowledged receipt of) the same from Landlord. Landlord shall be under no obligation to use the Security Deposit to cure a default by Tenant. If Landlord does elect to use the Security Deposit. Tenant shall remain liable for any claims of Landlord, which exceed the amount of the Security Deposit used.

9.2

Article 10

TENANT’SALTERATIONS, FIXTURES AND EQUIPMENT

10.1           Permissible Alterations. Subject to obtaining Landlord’s prior written consent, which consent may be withheld in Landlord’s reasonable discretion, and Tenant’s compliance with the restrictions and conditions set forth in this Article 10, Tenant may, at its cost, make non-structural alterations to the interior of the Premises:

10.1.1        Restrictions. Tenant shall make no structural alterations to the Premises (including the exterior thereof). Any other alterations approved by Landlord in accordance with Section 10.1 above which are made by Tenant shall not (i) result in an undue burden or excessive use being placed on the electrical, gas, plumbing. sanitary sewer, heating, ventilating or air conditioning systems servicing the Building, or require changes, replacements or additions to such systems; or (ii) result in higher insurance premiums for the remainder of the Building.

10.1.2        Plans. Tenant shall submit to Landlord for approval reasonably detailed final plans and specifications of the proposed alterations and the name of its contractor at least thirty (30) days before the date it intends to commence the alterations.

10.1.3        Notice. The alterations shall not be commenced until three (3) days after Landlord has received notice from Tenant stating the date the installation of the alterations is to commence so that Landlord can send, post and/or record appropriate notices of  “non-responsibility”.

10.1.4        Permits.  The alterations shall be approved by all appropriate government agencies, and all applicable licenses, permits and authorizations shall be obtained before commencement of the alterations.

10.1.5        Compliance. All alterations shall be completed with due diligence in compliance with the plans and specifications and working drawings and all applicable laws and in a good and workmanlike manner, using new materials and equipment at least equal in quality to the original installations in the Premises.

10.1.6                       Insurance.  Before commencing the alterations and at all times during the construction, Tenant’s contractor shall maintain builder’s risk insurance in an amount reasonably satisfactory to Landlord and provide Landlord with evidence thereof.

10.2           Fixtures and Equipment.  Tenant, or its subtenants, may install in or upon the Premises such fixtures, trade fixtures, furniture and equipment as Tenant or such subtenants deem desirable provided such fixtures, trade fixtures, furniture and equipment do not place an unreasonable burden on, or exceed the capacity of, the systems specified in clause (i) of Section 10.1.1 or require changes, replacements or additions to such systems, or exceed the safe load bearing capacity of the floors of the Building.

10.3          Ownership; Removal; Restoration.  All alterations and fixtures installed pursuant to Sections 10.1 and 10.2 above shall remain the property of Tenant until the expiration or termination of the Term, or any earlier termination of tenant’s right to possession as provided in Article 15 below, at which time all such alterations and fixtures (excluding trade fixtures) will become the property of the Landlord. All trade fixtures, furniture and moveable equipment will at all times remain the property of Tenant. Tenant shall remove any’ trade fixtures, furniture, moveable equipment and other personal property upon the expiration or termination of the Term or any earlier termination of Tenant’s right to possession. Notwithstanding any of the foregoing. Tenant shall not remove any property if such removal would cause structural or irreparable damage to the Premises. After removing any property from the Premises, which Tenant is permitted to remove, Tenant shall promptly, at its expense, repair or restore any damage to the Premises caused by the removal.

10.4           No Liens; Indemnity.  Tenant shall keep the Premises and Tenant’s interest therein free from any liens arising out of any work performed on the Premises, materials furnished thereto or obligations incurred by Tenant and shall cause the same to be released or bonded off within thirty (30) days of the filing of the same.  Tenant shall indemnify, defend and hold Landlord harmless against liability, loss, damage, cost, and all other expenses (including without limitation, reasonable attorney’s fees) arising out of claims of liens for obligations incurred by, or work performed or materials or supplies furnished to or for the benefit of, Tenant or persons claiming under Tenant or with regard to Tenant’s failure to comply with Sections 10.1.4 and 10.1.5 above.

Article 11

ASSIGNMENT AND SUBLETTING

11.1          Assignment or Subletting.  Tenant will not assign or encumber this Lease, or any interest herein, nor sublease the Premises or any portion thereof, without Landlord’s prior written consent, which consent will not be unreasonably withheld. If permitted by Landlord, no such assignment, sublease or encumbrance will release Tenant or any Guarantor of the Lease from its obligations hereunder or thereunder.

Article 12

CONDEMNATION

12.1          Condemnation.  If the entire Premises, or any substantial part of the Premises or any portion of the Building which shall render the Premises untenantable, shall be taken by right of eminent domain or shall be conveyed in lieu of any such taking, then either Landlord or Tenant may, at its option, terminate this Lease by giving the other party written notice of such election within thirty (30) days after such taking or conveyance. In such event, this Lease shall cease and terminate and the Rent shall be duly apportioned as of the date of such taking or conveyance. Tenant thereupon shall surrender the Premises and all interest therein under this Lease to Landlord, and Landlord may reenter and take possession of the Premises or remove Tenant therefrom. In the event less than all of the Premises shall be taken by eminent domain or conveyance in lieu thereof, Landlord shall promptly repair the Premises as nearly as possible to its condition immediately prior to such taking, unless Landlord elects not to reconstruct or rebuild as described in Section 14.3 below.  In the event of any such taking or conveyance, Landlord shall receive the entire award or consideration for the portion of the Building so taken. Notwithstanding the foregoing, Landlord’s use of condemnation proceeds may be subject to the control of its first mortgage lender and, if those proceeds are not made available for restoration of the Premises, or if they are not sufficient to restore the Premises, Landlord shall not be obligated to restore the Premises. This Lease shall continue in any such event unless the inability to effect such a restoration renders the Premises untenantable.

Article 13

INDEMNITY OF LANDLORD;

LIABILITY AND CASUALTY INSURANCE

13.1          Indemnity. Tenant hereby agrees to indemnify, defend, and save Landlord harmless of and from all liability, loss, damages, costs, or expenses, including attorneys fees, on account of injuries to the person or property of Landlord or of any other tenant in the Building or to any other person rightfully in said Building for any purpose whatsoever, where the injuries are caused by the negligence, misconduct or breach of this Lease by the Tenant. Tenant’s agents, servants, or employees or of any other person entering upon the Premises under express or implied invitation of Tenant or where such injuries are the result of the violation of the provisions of this Lease by any of such persons. This indemnity shall survive termination or earlier expiration of this Lease.

13.2          Tenant’s Liability and Casualty Insurance.  In addition to providing the indemnity referenced above, Tenant shall obtain and maintain throughout the Term a commercial general liability policy, including protection against death, personal injury and property damage and issued by an insurance company qualified to do business in the State of Oklahoma, with a single limit of not less than One Million Dollars ($1,000,000.00). Any such policy shall name Landlord as an additional insured. Each such policy shall provide that the same may not be canceled or modified without at least twenty (20) days’ prior written notice to Landlord. Tenant shall also provide adequate casualty insurance coverage on all of its personal property, including trade fixtures, located in the Premises. Prior to occupancy of the Premises, and thereafter from time to time, Tenant shall deliver certificates evidencing that such insurance is in force and effect. The limits of said insurance shall not, under any circumstances, limit the liability of Tenant hereunder with regard to Section 13.1 above.

13.3           Damage to Tenant’s Property.  Tenant shall neither hold nor attempt to hold Landlord liable for any injury or damage, either proximate or remote, occurring through or caused by fire, water, steam, or any repairs, alterations, injury, accident, or any other cause to the Premises, to any furniture, fixtures, Tenant alterations, or other personal property of Tenant kept or stored in the Premises, or in other parts of the Building not herein demised, whether by reason of the negligence or default of the owners or occupants thereof or any other person or otherwise and the keeping or storing of all property of Tenant in the Building and/or Premises shall be at the sole risk of Tenant. Tenant shall obtain and maintain throughout the term of this Lease “all risk” or “multi-peril” insurance on and for the full cost of replacement of all of Tenant’s property and betterments in the Premises, including, without limitation all furniture, fixtures, personal property and all tenant improvements not paid for by Landlord pursuant to any work letter attached hereto.

Article 14

CASUALTY; RESTORATION OF PREMISES

14.1           Damage to Premises.  If the Premises or the Building shall be so damaged by fire or other casualty as to render the Premises wholly untenantable and if such damage shall be so great that a competent architect, in good standing, selected by Landlord shall certify in writing to Landlord and Tenant within sixty (60) days of said casualty that the Premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within one hundred twenty (120) working day’s from the happening thereof, then Landlord may, at its option, terminate this Lease. If Landlord so elects to terminate this Lease, Tenant shall thereupon surrender to Landlord the Premises and all interest therein hereunder, and Landlord may reenter and take possession of the Premises and remove Tenant therefrom. Tenant shall pay Rent, duly apportioned, up to the time of such termination of this Lease. If Landlord does not so elect to terminate this Lease then, Landlord shall repair the damage so done (to the extent of the Tenant Improvements identified in Exhibit D, the “Work Letter”, if any, provided by Landlord to Tenant) with all reasonable speed and this Lease shall continue in effect. Landlord shall not have any obligation to rebuild in the event of major damage to the Premises during the last Twelve (12) months of the term.  The reference in the foregoing to Rent being “duly apportioned” shall mean that Rent allocable to Rentable Square Feet of the Premises that is rendered unusable by the casualty shall be abated as of the date of the casualty and Rent allocable to the Rentable Square Feet of the Premises which remains usable following such casualty being payable until the Lease Expiration Date or until earlier termination of the Lease as provided for herein.

14.2          Minor Damage.  If the Premises shall be slightly damaged by fire or other casualty, but not so as to render the same wholly untenantable or to require a repair period in excess of one hundred twenty (120) days, then, Landlord, after receiving notice in writing of the occurrence of the casualty, except as hereafter provided, shall cause the same to be repaired with reasonable promptness and this lease shall continue in effect.

14.3           Damage to Building.  In case the Building shall be so injured or damaged, whether by fire or otherwise (though the Premises may not be affected, or if affected, can be repaired within said one hundred twenty (120) days), but not so as to require a repair period in excess of one hundred twenty (120) days, then Landlord, after receiving notice in writing of the occurrence of the casualty, except as provided in Section 14.4, shall cause the same to be repaired with reasonable promptness and this lease shall continue in effect.

14.4          Insurance Proceeds Not Sufficient or Available. Landlord shall never have an obligation to rebuild if its insurance proceeds are insufficient to permit restoration or if they are not made available by Landlord’s lender. Landlord shall terminate this Lease if it elects not to rebuild in either event, by giving Tenant written notice of its election to do so within sixty (60) day’s after determining the non-availability or insufficiency of such proceeds. In such event, Tenant shall pay the Rent, properly apportioned up to the date of termination, and neither party shall have any further rights or obligations under this Lease, except for any obligations, which specifically survive any such termination.

14.5           Waiver of Subrogation.  Landlord and Tenant hereby waive any and all rights of recovery against the other, their officers, agents, and employees occurring out of the use and occupancy of the Premises for loss or damage to their respective real and/or personal property arising as a result of a casualty or condemnation contemplated by this Lease. Each of the parties shall, upon obtaining the policies of insurance required by this Lease, notify the insurance carrier that the foregoing waiver is contained in this Lease and shall require such carrier to include an appropriate waiver of subrogation provision in the policies.

14.6           Abatement of Rent. Provided that the casualty is not the fault of Tenant, Tenant’s agents, servants, or employees, the Rent shall be equitably abated taking into consideration all relevant factors, including, without limitation, whether or not the Premises can be partially used during the period of repair and restoration, and the relative square footages of the usable and non-usable areas.

Article 15

TENANT’S DEFAULT; LANDLORD’S REMEDIES

15.1           Events of Default.  The occurrence of any of the following will constitute an event of default by Tenant under this Lease: (i) failure to pay any Rent when due; (ii) failure to comply with any other provision of this Lease within any time period specified in this Lease or, if no time period is specified, within twenty (20) days after written notice from Landlord or if such failure cannot reasonably be cured within twenty (20) days, tenant’s failure to commence action designed to cure such failure and diligently pursue such action to completion; (iii) the filing by or against Tenant or any Guarantor of Tenant’s obligations under this Lease of any proceedings under the federal bankruptcy act or any similar law and the failure to secure a discharge of the same within sixty (60) days; (iv) the adjudication of Tenant or any Guarantor as bankrupt or insolvent in proceedings filed under the federal bankruptcy act or any similar law; (v) the insolvency of Tenant or any Guarantor or the making of a transfer in fraud of creditors or an assignment for the benefit of creditors; (vi) the appointment of a receiver or trustee for Tenant or any Guarantor of the assets of Tenant or any Guarantor; or (vii) Tenant’s abandonment of the Premises or failure to do business in any substantial portion thereof (including failure to take occupancy at the commencement of the Term).

15.2           No Waiver.  No action by Landlord during the Term will be deemed an acceptance of an attempted surrender of the Premises. No reentry or taking possession of the Premises by Landlord will be construed as an election by Landlord to terminate this Lease, unless a written notice of termination is given to Tenant. Landlord may accept late or partial payments of Rent without prejudice to its right to require prompt payment in the future or to enforceits remedies hereunder for failure to make payment in full. Any forbearance by Landlord in exercising any right or remedy hereunder or otherwise provided by law shall not be a waiver of or preclude the exercise of any such right or remedy unless expressly waived. Any express waiver of any default by Tenant hereunder shall not constitute a waiver of any other or future default.

15.3           Remedies.  On the occurrence of any event of default, Landlord will have the following remedies, in addition to any other rights or remedies provided by this Lease or by applicable law, all of which may be exercised without any further notice or demand on Tenant.

15.3.1          Past Due Rent.   Landlord may collect from Tenant all past due Rent, including interest thereon and late charges as referenced in Article 4 above, and all other damages caused by Tenant’s default, together with interest at the rate of eighteen percent (18%) per year, until paid.

15.3.2          Termination.   Landlord may terminate this Lease, in which event Tenant will immediately surrender the Premises to Landlord, but if Tenant fails to do so. Landlord may, without notice and without prejudice to any other remedy Landlord might have, enter and take possession of the Premises and remove Tenant, anyone claiming under Tenant and any property therefrom without being subject to any claim for damages therefor. Tenant shall pay Landlord all costs incurred by Landlord in any such action, including the costs of taking possession of and repairing any damage to the Premises, and all other damages caused by Tenant’s default.

15.3.3          Reletting.  If Landlord does not terminate this Lease, then Landlord may, at its option, reenter the Premises and remove any persons or property therein, and may relet the Premises for the benefit of Tenant, in which event Tenant shall pay Landlord all costs incurred by Landlord in taking such action including, without limitation, the costs of taking possession of and repairing the Premises, the cost of preparing the same for reletting, attorneys’ fees, brokerage commissions, and all other damages caused by Tenant’s default. Tenant shall remain obligated to Landlord for the difference between any rent received by Landlord as a result of such reletting and the Rent for which Tenant is obligated hereunder. Landlord shall have no duty to relet the Premises and the failure of Landlord to relet the Premises will not release or affect Tenant’s liability for Rent or for damages. In the event any such reletting results in payment of rent thereunder to Landlord in excess of the Rent for which Tenant is obligated hereunder, Landlord shall retain such excess.

15.3.4          Election Not to Relet.   If Landlord elects not to terminate this Lease, and does not reenter and relet the Premises for the benefit of Tenant, Tenant shall remain obligated to Landlord for all Rent for which it is obligated hereunder for the remainder of the Term, together with all damages caused by Tenant’s default.

15.3.5          Option to Perform. Landlord may perform or cause to be pe1formed the unperformed obligations of Tenant under this Lease and may enter the Premises to accomplish such purpose without being subject to any claim for damages therefor.  Tenant agrees to reimburse Landlord on demand for any expense which Landlord might incur in effecting compliance with this Lease on behalf of Tenant, together with interest at the rate specified in Section 15.3.1 above until paid, and Tenant further agrees that Landlord will not be liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise.

Article 16

DEFAULT BY LANDLORD

16.1           Default By Landlord.   In the event of any alleged default on the part of Landlord hereunder, Tenant shall give written notice to Landlord and Landlord’s first mortgage lender if lender has provided Tenant written notice of its interest, in the manner provided herein and shall afford Landlord and such lender a reasonable opportunity, but at least thirty (30) days, to cure any such default. If said default is not cured within a reasonable time, Tenant shall be entitled to pursue a suit for damages or injunctive relief (but no other form of relief); provided, however, in no event shall (i) the Lease be terminated by Tenant or (ii) Landlord be responsible for any consequential damages incurred by Tenant as a result of any default, including, without limitation, lost profits or interruption of business as a result of any alleged default by Landlord hereunder. Landlord’s obligations under this Lease shall cease to accrue upon any transfer by it of the Premises to a transferee assuming Landlord’s obligations hereunder and Tenant shall look solely to its new landlord for performance of all obligations accruing hereunder after the transfer. Landlord’s liability hereunder shall be limited to its interest in the Building. No mortgage lender shall be required to cure any such default.

Article 17

SUBORDINATION; ESTOPPEL

17.1           Subordination.   This Lease and all rights of Tenant hereunder shall be subject and subordinate to any encumbrance perfected against the Premises or Landlord’s interest in this

Lease after the date of this Lease. Tenant agrees to attorn to any purchaser at any foreclosure or other sale enforcing such encumbrance. If any holder of a mortgage or deed of trust shall elect to have this Lease superior to the lien of the holder’s mortgage or deed of trust and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of said mortgage or deed of trust or the date of recording thereof

17.2           Estoppel.   Tenant agrees, within ten (10) days after request by Landlord, to execute in favor of any prospective purchaser or encumbrancer of the Premises or an interest in this Lease, an estoppel agreement (a) confirming the subordination of this Lease to any such encumbrance on the terms set forth in paragraph 17.1, and (b) stating (i) whether this Lease is in full force and effect and listing any modifications, assignments or subleases, (ii) whether Tenant has accepted possession of the Premises, (iii) the commencement date and expiration date of the Term, (iv) the amount of the monthly installments of Base Rent then payable, (v) an itemization of any Additional Rent paid during the preceding twelve (12) months, (vi) whether Tenant claims an offset against Rent due or to become due hereunder (provided nothing herein shall be construed to create such a right of offset except as expressly set forth in this Lease), (vii) whether Rent has been paid more than one (1) month in advance of its due date (and containing an agreement by Tenant not to pay Rent more than one month in advance of its due date), (viii) the address for notices to be sent to Tenant, (ix) that Tenant will look only to Landlord for obligations accruing prior to the time any such purchaser, encumbrancer, or purchaser at foreclosure acquires title to the Premises, (x) whether Landlord is then in default (specifying the exact nature of any claimed default). (xi) that Tenant will riot surrender the Premises prior to the expiration of the Term or consent to a written modification or termination of this Lease with Landlord without the approval of any first mortgage lender which has advised Tenant of its interest, and (xii) such other factual matters as may be reasonably requested by Landlord including matters related to any Guarantor.

18.             Telecommunications.

18.1                                 Limitation of Responsibility.   Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all of Tenant’s telecommunications equipment shall be and remain solely in the Leased Premises and, in accordance with the rules and regulations adopted by the Landlord from time to time, the telephone closet(s) on the floor(s) on which the Leased Premises is located. Unless otherwise specifically agreed in writing, Landlord shall have no responsibility for the maintenance of Tenant’s telecommunications equipment, including wiring, nor for any wiring or other infrastructure to which Tenant’s telecommunications equipment may be connected. Tenant agrees that to the extent any such service is interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant at its expense to obtain substitute service.

18.2                                 Necessary Service Interruptions.  Landlord shall have the right, upon reasonable prior notice to Tenant, to interrupt or turn off telecommunications facilities in the event of emergency or as necessary in connection with repairs to the Building or installation of telecommunications equipment for other tenants of the Building.

18.3                                 Removal of Equipment, Wiring, and Other Facilities.   Any and all telecommunications equipment installed in the Leased Premises or elsewhere in the Building by or on behalf of Tenant, including wiring, or other facilities for telecommunications transmittal, shall be removed prior to the expiration or earlier termination of the Lease term, by Tenant at its sole cost or, at Landlord’s election, by Landlord at Tenant’s sole cost, with the cost thereof to be paid as additional rent. Landlord shall have the right, however, upon written notice to Tenant given no later that thirty (30) day(s) prior to the expiration or earlier termination of the Lease term, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against rent, any and all telecommunications wiring and related infrastructure, or selected components thereof, whether located in the Leased Premises or elsewhere in the Building.

18.4                               New Provider Installations.    In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of the Landlord. Landlord’s approval shall not be deemed any kind of warranty or representation as to the suitability, competence, or financial strength of the provider. Without limitation of the foregoing standard, unless all of the following conditions are satisfied to Landlord’s satisfaction, it shall be reasonable for Landlord to refuse to give its approval; (i) Landlord shall incur no expense whatsoever with respect to any aspect of the provider’s provision of its services, including without limitation, the costs of installation, materials and services; (ii) prior to commencement of any work in or about the Building by provider, the provider shall supply Landlord with written indemnities, insurance, financial statements, and such other items as Landlord reasonably determines to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the provider; (iii) the provider agrees in writing to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are reasonably determined by Landlord to be necessary to protect the interests of the Building, the tenants in the Building and Landlord, in the same or similar manner as Landlord has the right to protect itself and the Building with respect to proposed alterations as described in Article Ten of this Lease; (iv) Landlord reasonably determines that there is sufficient space in the Building for the placement of all of the provider’s equipment and materials; (x) Landlord receives from the provider such compensation as is reasonably determined by Landlord to compensate it for space used in the Building for the storage and maintenance of the provider’s equipment, for the fair market value of a provider’s access to the building, and the costs which may reasonably be expected to be incurred by Landlord; and (vi) all of the foregoing matters are documented in a written agreement between Landlord and the provider, the form and content of which is reasonably satisfactory to Landlord.

18.5                                 Limit of Default or Breach.  Notwithstanding any provision of the preceding paragraphs to the contrary, the refusal of Landlord to grant its approval to any prospective provider shall not be deemed a default or breach by Landlord of its obligation under this Lease unless and until Landlord is adjudicated to have acted recklessly or maliciously with respect to Tenant’s request for approval, and in that event, Tenant shall still have no right to terminate the Lease or claim an entitlement to rent abatement, but may assert a claim for its direct damages. The provisions of this paragraph may be enforced solely by Tenant and Landlord, are not for the benefit of any other party, and specifically but without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary of this Lease.

18.6                                 Installation and Usage of Wireless Technologies.  Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones), including antenna and satellite receiver dishes, within the Leased Premises or the Building, without Landlord’s prior written consent. Such consent shall not be unreasonably withheld, but may be conditioned in such a manner so as to protect Landlord’s financial interests and the interests of the Building, and the other tenants therein, in a manner similar to the arrangements described in the immediately preceding paragraph.

If Tenant obtains permission and installs any of the above items, Tenant agrees to make no changes, alterations or modifications to said installed items without prior written consent of Landlord, and Tenant at its expense shall maintain said items in a neat and orderly manner at all times.

Article 19

MISCELLANEOUS

19.1           Time.   Time is of the essence of each provision of this Lease.

19.2           Successors.  This Lease shall be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

19.3           Brokerage.   Except as may be specifically set forth in writing prior to the execution hereof each party represents that it has not dealt with any real estate broker, finder or other person, with respect to this Lease in any manner, Tenant shall hold harmless the Landlord from all damages resulting from any claims that may be asserted against the Tenant  by any broker, finder, or other person, with whom the Tenant has or purportedly has dealt. Likewise, Landlord shall hold harmless the Tenant from all damages resulting from any claims that may be asserted against Landlord by any broker, finder or other person. with whom the Landlord has or purportedly has dealt.

19.4          Recording.   Landlord and Tenant agree that neither this Lease nor any memorandum hereof will be recorded.

19.5          Joint and Several Obligations.  “Party” shall mean Landlord or Tenant; and if more than one person or entity is Landlord or Tenant, the obligations imposed on that party shall be joint and several.

19.6           Notices.  Except as otherwise provided herein, any notices or other communications required or permitted hereunder shall be sufficient if made in writing and (i) delivered personally, or (ii) sent by certified mail, return receipt requested, and addressed to the appropriate party at its address stated below or to such other address as such party may substitute by written notice to the other.  All notices shall be deemed received upon receipted personal delivery or, if mailed, upon the earlier of (i) actual receipt, or (ii) three (3) days after being mailed.

19.7          Entire Agreement.  Tenant agrees that there are no representations, understandings, stipulations, or other agreements relating to the Premises, which are not incorporated herein. This Lease may not be altered, waived, or amended, except by a written agreement signed by Landlord and Tenant.

19.8           Governing Law, Severability.   The interpretation and enforcement of this Lease will be governed by Oklahoma law.  If any clause or provision of this Lease is illegal, invalid or unenforceable under any present or future law, the remainder of this Lease will not be affected thereby.

19.8          Governing Law, Severability. The interpretation and enforcement of this Lease will be governed by Oklahoma law. If any clause or provision of this Lease is illegal, invalid or unenforceable under any present or future law, the remainder of this Lease will not be affected thereby.

19.9          Captions.   The captions used in this Lease are for reference purposes only and shall not in any way affect the meaning or interpretation of this Lease.

19.10        Force Majeure.   Whenever a period of time is provided for herein for the performance of any obligation and the performance of such obligation is made impossible by strikes, riots, acts of God or other causes reasonably outside of the control of the party bound by the obligation, a reasonable extension of time will he provided for said performance to compensate for the temporary impossibility of performing during such event.

19.11         Attorncy’s Fees.   The prevailing party shall be entitled to reasonable attorney fees and costs of litigation in connection with the enforcement of this Lease or in connection with any dispute hereunder.

19.12                          Tenant Execution. The person executing this Lease in a representative capacity on behalf of the Tenant warrants that he/she is authorized to bind the Tenant by virtue of that execution.

“Landlord”:		HEBRON COMMUNICATIONS CORPORATION 5900 N. Mosteller Dr. #115O, OKC, OK 73112

	By:	/s/ John E. Telling
John E. Telling, President

“Tenant”:		AMERIVISION COMMUNICATIONS, INC. 5900 N. Mosteller Dr. #1600, OKC, OK 73112

	By:	/s/ David W. Clark
David W. Clark
Chairman of the Board of Directors

Exhibits

A - Floor Plan

B - Operating Expense Definition

C - Commencement Certificate

D - Work Letter (may not apply)

E - Rules and Regulations

C - Legal Description

Exhibit B

Operating Expenses

“Operating Expenses” shall mean all operating expenses of any kind or nature, which are necessary, ordinary, or customarily incurred in connection with the operation and maintenance of the Building. Operating Expenses shall include, but not be limited to:

(a)                 All real property taxes and assessments levied against the Building by any governmental or quasi-governmental authority. The foregoing shall include any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Building as a result of the use, ownership or operation of the Building or for any other reason, whether in lieu of or in addition to, any current real estate taxes and assessments; provided, however, any taxes which shall be levied on the rentals of the Building shall be determined as if the Building were Landlord’s only property and, provided, further, that in no event shall the term “taxes or assessments,” as used herein, include any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes. Such term shall, however, include gross taxes on rentals. Expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments shall be included in such computations (all of the foregoing are collectively referred to herein as the “Taxes”). “Assessment” shall include so-called special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge penalty or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises, the Building or any legal or equitable interest of Landlord therein. For the purposes of this Lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid, and shall include any applicable interest on such installments;

(b)                 Costs of supplies, including, but not limited to, the cost of relamping and replacing ballasts in all Building standard tenant lighting as the same may be required from time to time (provided, however, that Landlord reserves the right to directly bill Tenant for replacement of lighting in the Premises):

(c)                 Costs incurred in connection with obtaining and providing energy for the Building, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources:

(d)                 Costs of water and sanitary and storm drainage services;

(e)                 Costs of janitorial and security services;

(f)                  Costs of general maintenance and repairs, including costs under HVAC and other mechanical maintenance contracts: and repairs and replacements of equipment used in connection with such maintenance and repair work;

(g)                 Costs of maintenance and replacement of landscaping;

(h)                                                 Insurance premiums, including fire and all-risk or multiperil coverage, together with loss of rent endorsement, if applicable; public liability insurance; and any other insurance carried by Landlord on the Building or any component parts thereof (all such insurance shall be in such amounts as may be required by any mortgagee or as Landlord may reasonably determine);

(i)                  Labor costs, including wages and other payments, costs to Landlord of workmen’s compensation and disability insurance, payroll taxes. welfare fringe benefits, and all legal fees and other costs or expenses incurred in resolving any labor dispute;

(j)                  Professional building management fees, costs and expenses, including costs of office space and storage space required by management for performance of its services as contemplated herein;

(k)                 Legal, accounting, inspection, and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building) incurred in the ordinary course of operating the Building; (excluding, however, any such costs in connection with Landlord’s financing or resulting from any tenant’s default):

(l)  The costs of capital improvements and structural repairs and replacements made in or to the Building in order to conform to changes subsequent to the date of issuance of the certificate of occupancy for the Building in any applicable laws, ordinances, rules, regulations, or orders of any governmental or quasi-governmental authority having jurisdiction over the Building (herein “Required Capital Improvements”); and the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses (herein “Cost Savings Improvements”). The expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized at a market rate of return over the useful life of such capital improvement or structural repair or replacement (as determined by Landlord’s Accountants); provided that the amortized amount of any Cost Savings Improvements shall be limited in any year to the reduction in Operating Expenses as a result thereof;

“Operating Expenses” shall not include:

i)       Costs of work, including painting and decorating and tenant change work, which Landlord performs for any tenant or in any tenant’s space in the Building other than work of a kind and scope which Landlord would be obligated to furnish to all tenants whose leases contain a rental adjustment provision similar to this one;

ii)      Costs of repairs or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received;

iii)     Leasing commissions, advertising expenses, and other costs incurred in leasing space in the Building;

iv)     costs of repairs or rebuilding necessitated by condemnation;

v)      Any interest on borrowed money or debt amortization, except as specifically set forth above; or

vi)              Depreciation on the Building;

vii)    Except as expressly set forth above, any capital expense.

Exhibit C

COMMENCEMENT CERTIFICATE

THIS COMMENCEMENT CERTIFICATE is attached to and made a part of that certain FOUNDERS TOWER Office Lease dated as of the 30th day of September. 2002, between Hebron Communications Corporation, (“Landlord”), and Amerivision Communications. Inc., (“Tenant”). Unless otherwise defined in this Commencement Certificate or unless otherwise required by the context of this Commencement Certificate, capitalized terms used in this Commencement Certificate will have the meanings ascribed to those terms in the Lease. Landlord and Tenant agree as follows with respect to the Premises:

I.                The tenant improvements, if any, required to be constructed and installed in, on or about the Premises in accordance with the terms of the Lease have been satisfactorily completed and are acceptable to Tenant, subject to the completion of any punch list items.

2.                The Premises have a street address of 5900 N. Mosteller Dr.. Suites 900. 1300. 1400 and

1600. Oklahoma City, OK 73112.

3.                The Commencement Date of the Lease is January 1,2003, and the Expiration Date of the Term is December 31, 2004.  In accordance with the provisions of the Lease, Tenant’s obligation to pay Rent shall commence on the Commencement Date.

IN WITNESS WHEREOF, the parties hereto have caused this Commencement Certificate to be executed the day and year first above written.

“Landlord”:	HEBRON COMMUNICATIONS CORPORATION
5900 N. Mosteller Dr. 41150, OKC, OK 73112

By:
Name:
Title:

“Tenant”:	AMERIVISION COMMUNICATIONS, INC.
5900 Mosteller Dr. #1150, OKC, OK 73112

By:
Name:
Title:

Exhibit “D”, Work Letter

The Landlord agrees to provide, at the sole cost and expense of the Landlord, the following improvements to the Leased Premises:

THIS	PAGE	IS	ITENTIONALIY	LEFT	BLANK.

Exhibit “E”

FOUNDERS TOWER Office Building

RULES AND REGULATIONS

1.             All safes or other heavy articles shall be carried up or into the premises only at such times and in such manner as shall be prescribed by the Landlord, and the Landlord shall in all cases have the right to specify the proper weight and position of any such safe or other heavy article. Structural analysis required by Landlord shall be at the sole cost of the Tenant. Any damage done to the building by taking in or removing any safe from overloading any floor in any way shall be paid by the Tenant. Defacing or injuring, in any way any, part of the building, by the Tenant its agents or servants, shall be paid for by the Tenant.

2.             No additional signage or other showcases shall be placed in front of the building or in the court or corridor, without written consent of the Landlord.

3.             No Tenant shall employ any person or persons other than the janitorial service of the Landlord for the purposes of cleaning or taking charge of the demised premises, without the written consent of the Landlord; It being understood and agreed that the Landlord shall be in no way responsible to any Tenant for any loss of property from the demised premises, however occurring, or for any damage to the furniture by the janitor or any of his employees, or by any other person or persons whatsoever. Any person or persons employed by the Tenant, with the written consent of the Landlord, must be subject to and under the control and direction of the management of the building, in all things, in the building and outside of said demised premises.

4.             The janitorial service of the building shall at all times keep a pass key, as well as other agents of the Landlord, and shall at all times be allowed admittance to said demised premises.

5.             No additional locks shall be placed upon any doors without the written consent of the Landlord, nor shall any duplicate keys be made. The Landlord shall furnish all necessary keys, and the same shall be surrendered upon the termination of this lease, and the Tenant shall then give to the Landlord or his agents, explanation of the combination of all locks upon the doors of his vaults.

6.             The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or the defacing or injury of any part of the building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

7.             No dogs or other animals will be allowed in the building, except qualified therapy animals and then only if approved by the Landlord in writing.

8.             No bicycles or similar vehicles will be allowed in the building.

9.             Nothing shall be thrown out of the windows of the building, off the balconies, or down the stairways or other passages. No items of any kind, including antennas shall be placed on balconies. Tenant should use the balconies only at their sole risk. Use of the balconies shall not subject the Landlord to any liability. Further, the Landlord makes no warranties as to the safety of the balconies for any use whatsoever.

10.           The Landlord or his agents shall have the right to enter the demised premises to examine the same or to make such repairs, alterations or additions as the Landlord shall deem necessary for the safety, preservation or improvement of the building; and the Landlord or his agents may show said demised premises.

11.           Tenants, their employees, clerks or servants, shall not use the demised premises for the purpose of lodging rooms, or for any immoral or unlawful purposes.

12.           Neither Tenant, his agents or employees shall disturb the occupants of the building by the use of musical instruments, making unseemly noises, or by interference in any way.

13.           Movement in or out of the Building of furniture or office equipment. or dispatch or receipt by Tenant of any merchandise or materials, which requires use of elevators or stairways, or movement through Building entrances or lobby shall be restricted to hours designated by landlord. All such movement shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by pre-arrangement before performance. Such pre-arrangement initiated by Tenant will include determination by Landlord and subject to his decision and control of the time, method and routing of movement, and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building.  Tenant is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant from time of entering the tract on which the Building stands to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant.

14.           No signs will be allowed in any form on exterior of Building or windows inside or out, and no signs except in uniform location and uniform styles fixed by Landlord will be permitted in the public corridors or on corridor doors or entrances to Tenant’s space.  All signs will be contracted for by Landlord for Tenant at the rate fixed by Landlord from time to time, and Tenant will be billed and pay for such service accordingly.  Except as otherwise provided for in this Lease.

15.           No draperies, shutter, or other window covering shall be installed on exterior windows or walls or windows and doors facing public corridors without landlord’s prior written approval.

16.           Tenant shall not place, install or operate on the demised premises or in any part of the Building, any engine, stove, or machinery, or conduct mechanical operations or cook thereon or therein (microwave oven excepted), or place or use in or about premises any explosives, gasoline, kerosene, oil, acids, caustics, or any other inflammable, explosive, or hazardous materials without written consent of Landlord. Candles and electric space heaters are fire hazards and are prohibited from use in the Building.

17.           Landlord will not be responsible for lost or stolen personal property, equipment, money, jewelry, documentation or files from the demised premises or public rooms regardless of whether such loss occurs when area is locked against entry or not.

18.           None of the entries, passages, doors, elevators, elevator doors, hallways, or stairways shall be blocked or obstructed or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas, or such areas be used at any time except for ingress by Tenant, Tenant’s agents, employees, or invitees.

19.           Tenant shall store all its trash and garbage within its demised premises. No materiel shall be placed in the trash boxes or receptacles if such material is such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and with out being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

20.           The Tenant will not mark, paint, drill into or in any way deface any part of the Leased Premises or the Building.  No boring, cutting, or stringing of wires will be permitted except with the prior written consent of the Landlord and as the Landlord might direct. The Tenant will not install any tile or other similar floor covering without the prior written consent of the Landlord. The Tenant will refer all contractors, representatives and installation technicians rendering any service to the Tenant to the Landlord for the Landlord’s supervision, approval and control before the performance of any such service (the foregoing provisions will apply to all work performed in the Building at the Tenant’s request, including, but not limited to, installations of telephones, telegraph equipment, electrical devices and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other portion of the Building).

21.           These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease covering premises in the Building.

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ADDENDUM

THIS ADDENDUM is made this 26th day of Jan., 2003 between HEBRON COMMUNICATIONS CORPORATION, a Florida corporation (the “Landlord”) and AMERIVISION COMMUNICATIONS INC., an Oklahoma corporation (the “Tenant”).

WITNESSETH

WHEREAS, the Landlord and the Tenant have executed that certain Office Lease (the “Lease”) dated November 18, 2002 attached hereto, covering a portion of the space in the Building;

WHEREAS, the Landlord and the Tenant have reached certain agreements. which are not reflected by the Lease, and to the extent the provisions of this Addendum are inconsistent with the Lease, the terms of this Addendum will control;

WHEREAS, unless specifically defined herein, the capitalized terms used in this Addendum will have the meanings defined in the Lease; and

WHEREAS, the section numbers, which follow, correspond with the same section numbers as are contained in the Lease.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Landlord and the Tenant agree as follows:

ARTICLE 20, STORAGE SPACE.  Add the following new paragraph to the Lease. During the initial Term of this Lease, Tenant shall be allowed to store office items in 1,136 Usable Square Feet in the lower level of the annex building as depicted on Exhibit A-2 attached hereto.  In lieu of Rent on said Storage Space, Tenant shall provide to Hebron Communications Corporation seven (7) telephones and seven (7) business lines on Tenant’s telephone network within the Building. Landlord’s obligation to provide said Storage Space at no charge shall terminate upon the Expiration Date of this Lease Agreement. Tenant’s obligation to provide said telephones and business shall terminate at the earlier of the Expiration Date of this Lease or upon the date that Hebron Communications Corporation ceases to occupy space within the Building.

“Landlord”:		HEBRON COMMUNICATIONSCORPORATION
5900 N. Mosteller Dr. #1150, OKC, OK 73112

	By:	/s/ John E. Telling
John E. Telling, President

“Tenant”:		AMERIVISION COMMUNICATIONS, INC.
5900 N. Mosteller Dr., #1600, OKC, OK 73112

	By:	/s/ David W. Clark
David W. Clark, Chairman of the Board